Exhibit 99.1

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558
Analyst Contact: John C. Pollok (803) 765-4628

First Financial Holdings, Inc. Reports Operating Results of $0.82 per share; Increases Quarterly Cash Dividend

COLUMBIA, S.C.—April 25, 2014—First Financial Holdings, Inc. (NASDAQ: SCBT) today released its unaudited results of operations and other financial information for the three-month period ended March 31, 2014.  Highlights of the first quarter 2014 include the following:

•                  Net income available to common shareholders of $15.8 million, or $0.66 diluted EPS in 1Q 2014, up 20.3%, compared to $13.2 million, or $0.55 diluted EPS in 4Q 2013, and up 48.8% from $10.6 million, or $0.63 diluted EPS in 1Q 2013;

•                  Operating earnings of $19.8 million, which exclude merger and branding expenses and include preferred stock dividends, or $0.82 diluted EPS in 1Q 2014, up 2.4%, compared to $19.3 million, or $0.80 diluted EPS in 4Q 2013, and up 65.2% from $12.0 million, or $0.71 diluted EPS in 1Q 2013;

•                  Return on average assets was 0.86% annualized in 1Q 2014 compared to 0.70% in 4Q 2013 and 0.84% in 1Q 2013;  Operating return on average assets was 1.06% annualized in 1Q 2014 compared to 1.00% in 4Q 2013 and 0.95% in 1Q 2013;

•                  Return on average common tangible equity was 12.6% annualized in 1Q 2014 compared to 10.9% in 4Q 2013, and 11.9% in 1Q 2013;  Operating return on average tangible common equity was 15.5% in 1Q 2014 compared to 15.5% in 4Q 2013 and 13.3% in 1Q 2013;

•                  Tangible common equity per share annualized percentage change increased by 14.5% during the first quarter of 2014;

•                  Redeemed all $65.0 million of Series A preferred stock on March 28, 2014;

•                  Net charge-offs of non-acquired loans decreased to 0.05% annualized in 1Q 2014, compared to 0.26% annualized in 4Q 2013 and 0.56% annualized in 1Q 2013;

•                  Operating efficiency ratio decreased to 64.1% in 1Q2014, compared to 66.3% in 4Q2013 and 64.5% in 1Q2013;

•                  Legacy loan growth for 1Q 2014 was $114.7 million or 16.0% annualized; and

•                  Core deposit growth, excluding CDs, up $146.5 million or 11.7% annualized in 1Q 2014.

Quarterly Cash Dividend

The Board of Directors of First Financial Holdings, Inc. has declared a quarterly cash dividend of $0.20 per share payable on its common stock.  This per share amount is $0.01 per share, or 5.3% higher than the dividend paid in the immediately preceding quarter and is $0.02 per share, or 11.1%, higher than a year ago.  The dividend will be payable on May 23, 2014 to shareholders of record as of May 16, 2014.

First Quarter 2014 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income available to common shareholders of $15.8 million, or $0.66 per diluted common share for the three months ended March 31, 2014 up from $13.2 million, or $0.55 per diluted common share for the three months ended December 31, 2013.  This $2.6 million increase was primarily the result of a reduction in merger and branding expenses and salaries and employee benefits; partially offset by an increase in the provision for loan losses, an increase in the effective tax rate to 34.3% from 34.0%, and a decrease in net interest income.

“We are off to a very solid start in 2014, and our company is continuing to build earnings momentum,” said Robert R. Hill, Jr., CEO of First Financial Holdings, Inc.  “The first quarter was highlighted by low credit costs, improved asset quality and expense management, accompanied by strong organic growth in loans and core deposits.  These improvements led to record operating earnings of $19.8 million.  Our First Federal merger efficiencies helped drive a reduction in expenses of $6.5 million compared to the fourth quarter of 2013.  Expenses were reduced or flat in every category with the exception of regulatory charges.  Organic loan growth was also strong at 16% annualized and core deposit growth was 11.7%.  I am pleased with the quantity and quality of the banking relationships we have had the opportunity to build.  These quarterly results have enhanced the returns to our shareholders with an operating return on tangible common equity of 15.5%; a 14.5% annualized increase in tangible book value per common share, and an increase in our cash dividend.”

Asset Quality

During the first quarter of 2014, SCBT continued to experience improvement in asset quality, excluding acquired loans and acquired other real estate owned (OREO), as nonperforming loans declined by $4.8 million, or 11.4%.  Non-acquired nonperforming assets (NPAs) as a percentage of total non-acquired loans and repossessed assets declined to 1.66% compared to 1.94% in the fourth quarter of 2013.  NPAs, excluding acquired NPAs, declined by $6.1 million from the fourth quarter 2013 level.

At March 31, 2014, the allowance for non-acquired loan losses was $34.7 million or 1.16% of non-acquired period-end loans.  The current allowance for loan losses provides 0.93 times coverage of period-end non-acquired nonperforming loans, up from 0.81 times at the end of the fourth quarter of 2013.  Net charge-offs within the non-acquired portfolio were $332,000 for the quarter or 0.05% annualized, down from the fourth quarter of 2013 of $1.8 million or 0.26% annualized and down from the first quarter of 2013 of $3.6 million or 0.56% annualized.

OREO decreased modestly by $770,000 from the fourth quarter of 2013.  OREO costs were relatively flat from the fourth quarter of 2013, down $106,000.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $83.3 million for the first quarter of 2014, a $1.0 million decrease from the fourth quarter of 2013, resulting from the following:

1.              A $145.5 million decrease in the average balance of acquired loans from the fourth quarter of 2013;

2.              A decrease of 15 basis points in the yield on non-acquired loans; partially offset by

3.              A $101.7 million increase in the average balance of investment securities resulting from the full quarter impact of the $205.9 million in GSEs and mortgage backed securities purchased during the fourth quarter of 2013.

Tax-equivalent net interest margin increased 8 basis points from the fourth quarter of 2013 and by 5 basis points from the first quarter of 2013.  The Company’s average yield on interest-earning assets increased 6 basis points while the average rate on interest-bearing liabilities declined 2 basis points from the fourth quarter of 2013.  During the first quarter of 2014, the Company’s average total assets remained at approximately $8.0 billion and average earning assets decreased slightly to $6.8 billion.  Average interest-bearing liabilities declined by approximately $20.4 million.

Noninterest Income and Expense

Noninterest income was relatively flat for the first quarter of 2014 compared to the fourth quarter of 2013.  Increases in mortgage banking income, trust and investment services income, and a reduction in the negative accretion on the indemnification asset, all totaling $1.4 million were offset by the combined $1.4 million decrease in service charges on deposit accounts and bankcard services income.  Compared to the first quarter of 2013, noninterest income grew significantly by $11.2 million due to the First Financial merger.

Noninterest expense was $77.4 million in the first quarter of 2014, down from $83.9 million from the fourth quarter of 2013.  This decrease from the fourth quarter of 2013 was primarily due to the impact of the cost saves being realized from the integration effort and reduced merger related cost.  During the quarter, the company incurred $1.3 million of branding related cost.  All expense categories either declined or were flat compared to fourth quarter of 2013, except for the FDIC assessment and other regulatory charges, which increased by $383,000.  OREO and loan related charges remained level with the fourth quarter at $4.3 million.  During the quarter, 24 legacy SCBT properties were written down by $1.7 million.  Many of these were to liquidation levels in anticipation of an auction scheduled for May 2014.  The efficiency ratio for the quarter was 73.8%, down from 79.2% in the fourth quarter.  Our operating efficiency ratio, which excludes merger and branding expenses and OREO related expenses, was 64.1% compared to 66.3% in the fourth quarter.

Compared to the first quarter of 2013, noninterest expense was $31.0 million higher than first quarter of 2014.  This significant increase was primarily the result of the First Financial merger.

Balance Sheet and Capital

At March 31, 2014, the Company’s total assets were $8.0 billion, up from $5.1 billion at March 31, 2013, and from $7.9 billion at December 31, 2013.  Since December 31, 2013, the Company has experienced asset growth in the following areas:  cash and cash equivalents by $133.2 million, or 27.8%, non-acquired loans by $114.7 million, or 4.0%, and loans held for sale by $26.6 million, or 87.0%.

Driving the increase in loans held for sale in the first quarter of 2014, the Company decided to market the credit card loan portfolio and reclassified $17.6 million of loans from acquired loans to loans held for sale.  Partially offsetting these increases were decreases in acquired loans by $188.2 million and the FDIC receivable by $26.0 million.

The Company’s book value per common share decreased to $38.73 per share at March 31, 2014, compared to $40.72 at December 31, 2013.  Capital decreased by $47.3 million due primarily to the $65.0 million redemption of preferred stock in March of 2014, which was partially offset by the first quarter net income available to common shareholders of $15.8 million.  Tangible book value (“TBV”) per common share increased by $0.81 per share to $23.11 at March 31, 2014 from $22.30 at December 31, 2013 due primarily to the first quarter net income available to common shareholders of $15.8 million.  In addition, tangible common equity to tangible assets increased to 7.32% at March 31, 2014 up from 7.12% at the end of the fourth quarter of 2013.

The total risk-based capital ratio is estimated to be around 13.6% down from the fourth quarter of 2013 of 14.4%.  Tier 1 leverage ratio decreased to approximately 8.6% from 9.3% at December 31, 2013.  The decline is driven by the $65.0 million preferred stock redemption offset by the net income.  The Company’s capital position remains “well-capitalized” by all measures at March 31, 2014.

“Our balance sheet continues to strengthen with the redemption of the preferred stock which had a dividend rate of 9%, and with the outstanding balance of demand deposits now exceeding our time deposits,” said John C. Pollok, COO and CFO.  “Our net interest margin improved over the fourth quarter of 2013 to 4.99%, as the acquired loan portfolio yield increased from 7.20% to 7.56% for the quarter.  Our funding cost remains low at 30 basis points reflecting the continued decline in time deposits and 11.7% growth in low costing core deposits.”

First Financial Holdings, Inc. will hold a conference call on April 25th at 11 a.m. ET during which management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 888-317-6016.  The number for international participants is 412-317-6016.  The conference ID number is 10043070.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SCBTonline.com.  A replay will be available beginning April 25th by 2:00 p.m. ET until 9:00 a.m. on May 12th.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The pass code is 10043070.

***************

First Financial Holdings, Inc., (NASDAQ:SCBT) Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, the Bank and the following divisions:  NCBT, Community Bank & Trust, The Savannah Bank, and First Federal.  The Bank also operates Minis & Co., Inc. and First Southeast 401k Fiduciaries, both wholly owned registered investment advisors; and First Southeast Investor Services, a wholly owned broker dealer.  Providing financial services for over 80 years, First Financial Holdings, Inc. operates 136 locations in 19 South Carolina counties, 12 Georgia counties, and 4 North Carolina counties.  First Financial Holdings, Inc. has assets of approximately $8.0 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.  Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.  The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the outcome of any legal proceedings instituted against the Company; (2) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (3) interest risk involving the effect of a change in interest rates on the bank’s earnings, the market value of the bank’s loan and securities portfolios, and the market value of the Company’s equity; (4) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (5) risks associated with an anticipated increase in the Company’s investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities the Company desires to acquire are not available on terms acceptable to the Company; (6) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (7) transaction risk arising from problems with service or product delivery; (8) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (9) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, increased capital requirements (including, without limitation, the impact of the capital rules adopted to implement Basel III), Consumer Financial Protection Bureau rules and regulations, and potential changes in accounting principles relating to loan loss recognition; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk potentially resulting in deterioration in the credit markets, greater than expected non-interest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including, without limitation, merger with First Financial Holdings, Inc. (“FFCH”), within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with merger and acquisition integration, including, without limitation, with respect to FFCH, and including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company common stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company common stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company, the Company’s performance and other factors; and (21) other risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K filed with the SEC or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward looking statements.  The Company undertakes no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

						First
	Three Months Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2014 - 2013
EARNINGS SUMMARY (non tax equivalent)	2014	2013	2013	2013	2013	% Change
Interest income	$87,338	$88,748	$83,808	$57,530	$56,169	55.5%
Interest expense	3,996	4,359	4,029	2,246	2,368	68.8%
Net interest income	83,342	84,389	79,779	55,284	53,801	54.9%
Provision for loan losses (1)	849	(12)	659	179	1,060	-19.9%
Noninterest income	20,679	20,683	15,157	8,485	9,523	117.1%
Noninterest expense	77,423	83,896	75,419	44,885	46,441	66.7%
Income before provision for income taxes	25,749	21,188	18,858	18,705	15,823	62.7%
Provision for income taxes	8,832	7,204	6,804	6,173	5,174	70.7%
Net income	16,917	13,984	12,054	12,532	10,649	58.9%
Preferred stock dividends	1,073	812	542	—	—
Net income available to common shareholders (GAAP)	$15,844	$13,172	$11,512	$12,532	$10,649	48.8%

Effective tax rate	34.30%	34.00%	36.08%	33.00%	32.70%

Basic weighted-average common shares	23,873,178	23,825,636	21,893,528	16,790,167	16,787,487	42.2%
Diluted weighted-average common shares	24,116,174	24,079,350	22,127,979	16,989,818	16,954,039	42.2%

Earnings per common share - Basic	$0.66	$0.55	$0.53	$0.75	$0.63	4.8%
Earnings per common share - Diluted	0.66	0.55	0.52	0.74	0.63	4.8%

Cash dividends declared per common share	$0.19	$0.19	$0.19	$0.18	$0.18	5.6%
Dividend payout ratio (2)	28.91%	34.74%	39.71%	24.46%	28.75%	0.6%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$16,917	$13,984	$12,054	$12,532	$10,649	58.9%
Securities (gains) losses, net of tax	—	—	—	—	—
Merger and branding related expense, net of tax	3,932	6,147	7,326	576	1,321	197.6%
Net operating earnings (loss) (non-GAAP)	20,849	20,131	19,380	13,108	11,970	74.2%
Preferred stock dividends	1,073	812	542	—	—
Net operating earnings (loss) available to common shareholders (non-GAAP)	$19,776	$19,319	$18,838	$13,108	$11,970	65.2%

Operating earnings (loss) per common share - Basic	$0.83	$0.81	$0.86	$0.78	$0.71	16.9%
Operating earnings (loss) per common share - Diluted	0.82	0.80	0.85	0.77	0.71	15.5%

						First
	AVERAGE for Quarter Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2014 - 2013
BALANCE SHEET HIGHLIGHTS	2014	2013	2013	2013	2013	% Change
Loans held for sale	$29,386	$35,673	$53,204	$40,040	$51,216	-42.6%
Acquired non-credit impaired loans	1,575,392	1,635,418	1,227,822	72,998	73,160	2053.4%
Acquired credit impaired loans, net of allowance for acquired loan losses	1,162,467	1,247,891	1,199,761	854,522	923,850	25.8%
Non-acquired loans	2,909,175	2,793,522	2,698,580	2,629,897	2,576,545	12.9%
Total loans (1)	5,647,034	5,676,831	5,126,163	3,557,417	3,573,555	58.0%
FDIC receivable for loss share agreements	83,010	105,554	116,849	114,724	139,172	-40.4%
Total investment securities	801,263	699,592	656,658	527,926	553,214	44.8%
Intangible assets	377,265	379,894	308,730	123,881	125,257	201.2%
Earning assets	6,842,708	6,880,973	6,254,128	4,496,341	4,489,187	52.4%
Total assets	7,959,787	7,977,604	7,214,418	5,069,993	5,117,003	55.6%
Noninterest-bearing deposits	1,485,014	1,510,734	1,359,137	1,023,668	969,401	53.2%
Interest-bearing deposits	5,033,181	5,098,095	4,626,023	3,150,909	3,236,609	55.5%
Total deposits	6,518,195	6,608,829	5,985,160	4,174,577	4,206,010	55.0%
Federal funds purchased and repurchase agreements	273,636	229,382	251,551	297,025	319,602	-14.4%
Other borrowings	102,269	101,948	93,849	54,461	54,713	86.9%
Shareholders’ common equity (excludes preferred stock)	931,961	914,335	790,554	517,141	511,392	82.2%
Shareholders’ equity	994,073	979,335	837,185	517,141	511,392	94.4%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

						First
	ENDING Balance					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2014 - 2013
BALANCE SHEET HIGHLIGHTS	2014	2013	2013	2013	2013	% Change
Loans held for sale	$57,200	$30,586	$52,467	$47,980	$50,449	13.4%
Acquired non-credit impaired loans	1,512,201	1,598,051	1,665,333	69,653	70,234	2053.1%
Acquired credit impaired loans	1,124,809	1,227,698	1,328,889	835,051	909,349	23.7%
Non-acquired loans	2,979,958	2,865,216	2,741,242	2,665,595	2,604,298	14.4%
Total loans (1)	5,616,968	5,690,965	5,735,464	3,570,299	3,583,881	56.7%
FDIC receivable for loss share agreements	67,984	93,947	115,773	104,048	124,340	-45.3%
Total investment securities	814,533	812,603	652,610	531,579	533,255	52.7%
Intangible assets	376,676	379,015	381,302	126,451	127,473	195.5%
Allowance for acquired credit impaired loan losses	(11,046)	(11,618)	(12,260)	(14,461)	(15,605)	-29.2%
Allowance for non-acquired loan losses (1)	(34,669)	(34,331)	(36,145)	(38,625)	(41,669)	-16.8%
Premises and equipment	187,127	188,114	184,959	109,794	110,792	68.9%
Total assets	7,990,975	7,931,498	8,028,441	5,043,078	5,141,929	55.4%
Noninterest-bearing deposits	1,581,157	1,487,798	1,481,791	1,046,537	995,214	58.9%
Interest-bearing deposits	5,049,496	5,067,699	5,181,315	3,136,432	3,224,142	56.6%
Total deposits	6,630,653	6,555,497	6,663,106	4,182,969	4,219,356	57.1%
Federal funds purchased and repurchase agreements	254,985	211,401	233,792	262,447	328,701	-22.4%
Other borrowings	100,963	102,060	101,347	54,372	54,638	84.8%
Total liabilities	7,056,812	6,950,029	7,058,415	4,526,486	4,627,718	52.5%
Shareholders’ common equity (excludes preferred stock)	934,163	916,469	905,026	516,592	514,211	81.7%
Shareholders’ equity	934,163	981,469	970,026	516,592	514,211	81.7%

Common shares issued and outstanding	24,118,243	24,104,124	24,066,545	17,032,061	17,017,904	41.7%

						First
	ENDING Balance					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2014 - 2013
NONPERFORMING ASSETS (ENDING BALANCE) (7)	2014	2013	2013	2013	2013	% Change
Non-acquired
Non-acquired nonaccrual loans	$29,190	$31,333	$38,631	$40,854	$42,945	-32.0%
Restructured loans	8,156	10,690	10,837	11,689	13,636	-40.2%
Non-acquired other real estate owned (“OREO”)	12,187	13,456	16,555	15,950	19,680	-38.1%
Accruing loans past due 90 days or more	96	258	122	198	121	-20.7%
Other nonperforming assets	—	—	—	—	—
Total non-acquired nonperforming assets	49,629	55,737	66,145	68,691	76,382	-35.0%
Acquired non-credit impaired loans
Acquired nonaccrual loans	—	—	—	—	—
Acquired accruing loans past due 90 days or more	—	—	—	—	—
Total acquired non-credit impaired loans	—	—	—	—	—
Acquired credit impaired loans (7)
Acquired nonaccrual loans	—	—	—	—	—
Total acquired credit impaired loans	—	—	—	—	—
Acquired OREO and other nonperforming assets
OREO covered under FDIC loss share agreements	29,003	27,520	40,543	35,142	34,244	-15.3%
OREO not covered under FDIC loss share agreements	22,957	23,941	18,775	17,536	16,766	36.9%
Other nonperforming assets	1,032	943	718	—	26
Total acquired OREO and other nonperforming assets	52,992	52,404	60,036	52,678	51,036	3.8%
Total acquired nonperforming assets	52,992	52,404	60,036	52,678	51,036	3.8%
Total nonperforming assets	$102,621	$108,141	$126,181	$121,369	$127,418	-19.5%

Excluding Acquired Assets
NPLs as a percentage of period end non-acquired loans	1.26%	1.48%	1.81%	1.98%	2.18%
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	1.66%	1.94%	2.40%	2.56%	2.91%
Total nonperforming assets as a percentage of total assets (5)	0.62%	0.70%	0.82%	1.36%	1.49%
Including Acquired Assets
NPLs as a percentage of period end loans	0.67%	0.74%	0.86%	1.47%	1.58%
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	1.81%	1.88%	2.16%	3.32%	3.47%
Total nonperforming assets as a percentage of total assets	1.28%	1.36%	1.57%	2.41%	2.48%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

						First
	Quarter Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2014 - 2013
ALLOWANCE FOR LOAN LOSSES (1)	2014	2013	2013	2013	2013	% Change
Non-acquired Loans:
Balance at beginning of period	$34,331	$36,145	$38,625	$41,669	$44,378	-22.6%
Loans charged off	(901)	(2,778)	(3,815)	(2,827)	(4,148)	-78.3%
Overdrafts charged off	(469)	(389)	(479)	(393)	(459)	2.2%
Loan recoveries	817	1,215	1,095	436	826	-1.1%
Overdraft recoveries	221	138	154	140	219	0.9%
Net charge-offs	(332)	(1,814)	(3,045)	(2,644)	(3,562)	-90.7%
Provision for loan losses on non-acquired loans	670	—	565	(400)	853	-21.5%
Balance at end of period, non-acquired loans	$34,669	$34,331	$36,145	$38,625	$41,669	-16.8%

Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.16%	1.20%	1.32%	1.45%	1.60%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	92.59%	81.20%	72.89%	73.23%	73.49%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.05%	0.26%	0.45%	0.40%	0.56%

DAY 2 VALUATION ALLOWANCE ON ACQUIRED LOANS
Balance at beginning of period	$11,618	$12,260	$14,461	$15,605	$17,218
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	304	73	(456)	320	(855)
Benefit attributable to FDIC loss share agreements	(125)	(85)	550	259	1,062
Net provision for loan losses on acquired loans	179	(12)	94	579	207
Provision for loan losses recorded through the FDIC loss share receivable	125	85	(550)	(259)	(1,062)
Reduction due to loan removals (12)	(876)	(715)	(1,745)	(1,464)	(758)
Balance at end of period, acquired credit impaired loans	$11,046	$11,618	$12,260	$14,461	$15,605

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

						First
	ENDING Balance					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2014 - 2013
LOAN PORTFOLIO (ENDING balance) (1)	2014	2013	2013	2013	2013	% Change
Acquired loans:
Acquired covered loans:
Commercial non-owner occupied real estate:
Construction and land development	$37,757	$43,396	$50,582	$31,647	$36,941	2.2%
Commercial non-owner occupied	50,814	53,525	62,985	42,945	47,594	6.8%
Total commercial non-owner occupied real estate	88,571	96,921	113,567	74,592	84,535	4.8%
Consumer real estate:
Consumer owner occupied	37,111	38,946	41,379	39,005	41,879	-11.4%
Home equity loans	34,627	35,884	37,943	20,857	21,370	62.0%
Total consumer real estate	71,738	74,830	79,322	59,862	63,249	13.4%
Commercial owner occupied real estate	78,861	88,722	93,309	41,401	43,395	81.7%
Commercial and industrial	11,964	14,475	16,596	9,454	10,742	11.4%
Other income producing property	29,471	31,739	37,543	34,941	37,366	-21.1%
Consumer non real estate	1,772	1,878	2,322	1,696	2,107	-15.9%
Total acquired covered loans	282,377	308,565	342,659	221,946	241,394	17.0%
Acquired non-covered loans:
Commercial non-owner occupied real estate:
Construction and land development	96,981	129,289	134,342	72,453	82,885	17.0%
Commercial non-owner occupied	204,094	226,530	245,046	158,100	169,504	20.4%
Total commercial non-owner occupied real estate	301,075	355,819	379,388	230,553	252,389	19.3%
Consumer real estate:
Consumer owner occupied	951,131	974,392	1,013,022	90,258	98,117	869.4%
Home equity loans	324,686	335,241	349,517	70,903	75,039	332.7%
Total consumer real estate	1,275,817	1,309,633	1,362,539	161,161	173,156	636.8%
Commercial owner occupied real estate	200,370	211,030	230,849	124,312	132,851	50.8%
Commercial and industrial	76,016	98,046	111,135	61,237	64,913	17.1%
Other income producing property	160,498	171,544	183,996	97,747	106,019	51.4%
Consumer non real estate	340,857	371,112	383,656	7,748	8,861	3746.7%
Total acquired non-covered loans	2,354,633	2,517,184	2,651,563	682,758	738,189	219.0%
Total acquired loans	2,637,010	2,825,749	2,994,222	904,704	979,583	169.2%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	319,441	299,951	288,199	285,370	273,488	16.8%
Commercial non-owner occupied	285,145	291,170	282,678	298,769	298,707	-4.5%
Total commercial non-owner occupied real estate	604,586	591,121	570,877	584,139	572,195	5.7%
Consumer real estate:
Consumer owner occupied	595,652	548,170	498,734	460,434	443,134	34.4%
Home equity loans	263,057	257,139	255,291	250,988	249,356	5.5%
Total consumer real estate	858,709	805,309	754,025	711,422	692,490	24.0%
Commercial owner occupied real estate	845,728	833,513	814,259	802,125	796,139	6.2%
Commercial and industrial	333,574	321,824	301,845	294,580	291,308	14.5%
Other income producing property	158,186	143,204	140,024	136,957	131,776	20.0%
Consumer non real estate	147,710	136,410	116,312	104,239	93,997	57.1%
Other	31,465	33,835	43,900	32,133	26,393	19.2%
Total non-acquired loans	2,979,958	2,865,216	2,741,242	2,665,595	2,604,298	14.4%
Total loans (net of unearned income) (1)	$5,616,968	$5,690,965	$5,735,464	$3,570,299	$3,583,881	56.7%

Loans held for sale	$57,200	$30,586	$52,467	$47,980	$50,449	13.4%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
SELECTED RATIOS	2014	2013	2013	2013	2013

Return on average assets (annualized)	0.86%	0.70%	0.66%	0.99%	0.84%

Operating return on average assets (annualized) (non-GAAP) (3)	1.06%	1.00%	1.07%	1.04%	0.95%

Return on average common equity (annualized)	6.89%	5.72%	5.78%	9.72%	8.45%

Return on average equity (annualized)	6.90%	5.67%	5.71%	9.72%	8.45%

Operating return on average common equity (annualized) (non-GAAP) (3)	8.61%	8.38%	9.45%	10.17%	9.49%

Operating return on average equity (annualized) (non-GAAP) (3)	8.51%	8.16%	9.18%	10.17%	9.49%

Return on average common tangible equity (annualized) (non-GAAP) (10)	12.59%	10.90%	10.39%	13.48%	11.92%

Operating return on average tangible common equity (annualized) (non-GAAP) (10)	15.47%	15.46%	16.43%	14.07%	13.30%

Return on average tangible equity (annualized) (non-GAAP) (10)	12.03%	10.25%	9.88%	13.48%	11.92%

Net interest margin (tax equivalent)	4.99%	4.91%	5.11%	5.01%	4.94%

Efficiency ratio (tax equivalent)	73.84%	79.22%	78.74%	69.49%	72.37%

Operating efficiency ratio excluding OREO expense	64.06%	66.30%	64.27%	63.79%	64.47%

Book value per common share	$38.73	$40.72	$40.31	$30.33	$30.22

Tangible common equity per common share (non-GAAP) (10)	$23.11	$22.30	$21.76	$22.91	$22.73

Common shares issued and outstanding	24,118,243	24,104,124	24,066,545	17,032,061	17,017,904

Common equity-to-assets	11.69%	11.55%	11.27%	10.24%	10.00%

Equity-to-assets	11.69%	12.37%	12.08%	10.24%	10.00%

Tangible common equity-to-tangible assets (non-GAAP) (10)	7.32%	7.12%	6.85%	7.94%	7.71%

Tangible equity-to-tangible assets (non-GAAP) (10)	7.32%	7.98%	7.70%	7.94%	7.71%

Tier 1 leverage (9)	8.6%	9.3%	10.0%	9.2%	8.8%

Tier 1 risk-based capital (9)	12.7%	13.5%	13.1%	13.6%	13.2%

Total risk-based capital (9)	13.6%	14.4%	14.4%	14.8%	14.4%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
RECONCILIATION OF NON-GAAP TO GAAP	2014	2013	2013	2013	2013

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$16,917	$13,984	$12,054	$12,532	$10,649
Provision for loan losses (1)	849	(12)	659	179	1,060
Provision for income taxes	8,832	7,204	6,804	6,173	5,174
Pre-tax, pre-provision income	26,598	21,176	19,517	18,884	16,883
Securities gains	—	—	—	—	—
Merger and branding related expense	5,985	9,314	10,397	860	1,963
Pre-tax, pre-provision operating earnings (non-GAAP)	$32,583	$30,490	$29,914	$19,744	$18,846

Operating Return of Average Assets (3)
Operating return on average assets (non-GAAP)	1.06%	1.00%	1.07%	1.04%	0.95%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-0.20%	-0.30%	-0.41%	-0.05%	-0.11%
Return on average assets (GAAP)	0.86%	0.70%	0.66%	0.99%	0.84%

Operating Return of Average Common Equity (3)
Operating return on average equity (non-GAAP)	8.61%	8.38%	9.45%	10.17%	9.49%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-1.72%	-2.66%	-3.67%	-0.45%	-1.04%
Return on average common equity (GAAP)	6.89%	5.72%	5.78%	9.72%	8.45%

Operating Return of Average Equity (3)
Operating return on average equity (non-GAAP)	8.51%	8.16%	9.18%	10.17%	9.49%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-1.61%	-2.49%	-3.47%	-0.45%	-1.04%
Return on average equity (GAAP)	6.90%	5.67%	5.71%	9.72%	8.45%

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	12.59%	10.90%	10.39%	13.48%	11.92%
Effect to adjust for tangible assets	-5.70%	-5.18%	-4.61%	-3.76%	-3.47%
Return on average common equity (GAAP)	6.89%	5.72%	5.78%	9.72%	8.45%

Operating Return on Average Common Tangible Equity
Operating return on average common tangible equity (non-GAAP)	15.47%	15.46%	16.43%	14.07%	13.30%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-1.71%	-2.67%	-3.68%	-0.45%	-1.05%
Effect to adjust for tangible assets	-6.87%	-7.07%	-6.97%	-3.90%	-3.80%
Return on average common equity (GAAP)	6.89%	5.72%	5.78%	9.72%	8.45%

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	12.03%	10.25%	9.88%	13.48%	11.92%
Effect to adjust for intangible assets	-5.13%	-4.58%	-4.17%	-3.76%	-3.47%
Return on average equity (GAAP)	6.90%	5.67%	5.71%	9.72%	8.45%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	64.06%	66.30%	64.27%	63.79%	64.47%
Effect to adjust for OREO and loan related expense	4.18%	4.14%	3.68%	4.37%	4.84%
Effect to adjust for merger and branding expenses	5.71%	8.75%	11.05%	1.33%	3.06%
Efficiency ratio (Tax Equivalent)	73.84%	79.22%	78.74%	69.49%	72.37%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$23.11	$22.30	$21.76	$22.91	$22.73
Effect to adjust for intangible assets	15.62	18.42	18.54	7.42	7.49
Book value per common share (GAAP)	$38.73	$40.72	$40.31	$30.33	$30.22

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	7.32%	7.12%	6.85%	7.94%	7.71%
Effect to adjust for tangible assets	4.37%	4.43%	4.42%	2.30%	2.29%
Common equity-to-assets (GAAP)	11.69%	11.55%	11.27%	10.24%	10.00%

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	7.32%	7.98%	7.70%	7.94%	7.71%
Effect to adjust for intangible assets	4.37%	4.39%	4.38%	2.30%	2.29%
Equity-to-assets (GAAP)	11.69%	12.37%	12.08%	10.24%	10.00%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31, 2014			March 31, 2013
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$365,026	$460	0.51%	311,202	$418	0.54%
Investment securities (taxable)	652,118	3,881	2.41%	394,917	2,161	2.22%
Investment securities (tax-exempt)	149,145	1,156	3.14%	158,297	1,206	3.09%
Loans held for sale	29,386	320	4.42%	51,216	382	3.02%
Acquired loans, net of allowance for acquired loan losses	2,737,859	51,051	7.56%	997,010	23,370	9.51%
Non-acquired loans (1)	2,909,175	30,470	4.25%	2,576,545	28,632	4.51%
Total interest-earning assets	6,842,709	87,338	5.18%	4,489,187	56,169	5.07%

Noninterest-Earning Assets:
Cash and due from banks	204,657			120,005
Other assets	947,613			552,147
Allowance for non-acquired loan losses	(35,192)			(44,336)
Total noninterest-earning assets	1,117,078			627,816
Total Assets	$7,959,787			$5,117,003

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,882,169	$814	0.11%	$1,855,556	$605	0.13%
Savings deposits	656,274	119	0.07%	349,968	81	0.09%
Certificates and other time deposits	1,494,698	1,460	0.40%	1,034,242	873	0.34%
Federal funds purchased and repurchase agreements	273,636	101	0.15%	319,602	136	0.17%
Other borrowings	102,269	1,502	5.96%	54,713	673	4.99%
Total interest-bearing liabilities	5,409,046	3,996	0.30%	3,614,081	2,368	0.27%

Noninterest-Bearing Liabilities:
Demand deposits	1,485,014			967,710
Other liabilities	71,654			23,820
Total noninterest-bearing liabilities (“Non-IBL”)	1,556,668			991,530
Shareholders’ equity	994,073			511,392
Total Non-IBL and shareholders’ equity	2,550,741			1,502,922
Total liabilities and shareholders’ equity	$7,959,787			$5,117,003

Net interest income and margin (NON-TAX EQUIV.)		$83,342	4.94%		$53,801	4.86%
Net interest margin (TAX EQUIVALENT)			4.99%			4.94%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

						First
	Three Months Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2014 - 2013
NONINTEREST INCOME & EXPENSE	2014	2013	2013	2013	2013	% Change
Noninterest income:
Service charges on deposit accounts	$8,988	$10,098	$8,966	$5,736	$5,761	56.0%
Bankcard services income	7,124	7,252	6,493	4,245	3,893	83.0%
Mortgage banking income	3,291	2,489	1,342	1,922	3,355	-1.9%
Trust and investment services income	4,543	4,316	3,593	2,438	2,314	96.3%
Amortization of FDIC indemnification asset	(7,078)	(7,429)	(7,625)	(7,310)	(7,171)	1.3%
Other	3,811	3,957	2,388	1,454	1,371	178.0%
Total noninterest income	$20,679	$20,683	$15,157	$8,485	$9,523	117.1%

Noninterest expense:
Salaries and employee benefits	$39,093	$40,634	$34,464	$23,746	$23,252	68.1%
Information services expense	4,222	4,323	3,827	2,992	3,192	32.3%
OREO expense and loan related	4,269	4,375	3,461	2,820	3,102	37.6%
Net occupancy expense	5,590	5,855	5,046	3,272	3,345	67.1%
Furniture and equipment expense	3,754	3,824	3,523	2,266	2,572	46.0%
Merger and branding related expense	5,985	9,314	10,397	860	1,963	204.9%
Business development and staff related	1,496	1,702	1,186	1,276	1,228	21.8%
FDIC assessment and other regulatory charges	1,576	1,193	1,521	1,096	1,224	28.8%
Bankcard expense	2,299	2,283	1,752	1,236	1,164	97.5%
Amortization of intangibles	2,104	2,287	1,738	1,022	1,034	103.5%
Professional fees	1,341	1,509	1,377	760	691	94.1%
Advertising and marketing	1,134	1,301	1,150	648	842	34.7%
Other	4,560	5,296	5,977	2,891	2,832	61.0%
Total noninterest expense	$77,423	$83,896	$75,419	$44,885	$46,441	66.7%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.

(3) Operating earnings, operating return on average assets, and operating return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and branding related expense.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.  Non- GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings and the related operating return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis:  (a) pre-tax merger and branding related expense of $5,985,000, $9,314,000, $10,397,000, $860,000, and $1,963,000, for the quarters ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013, respectively.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and branding related expense.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) Acquired credit impaired loans are not included in non-performing assets because the accretion method is being used for these acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) March 31, 2014 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible returns on equity and common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.

(12) The allowance for acquired loan losses is reduced for any loan removals, which occur when a loan has been fully paid off, fully charged off, sold or transferred to OREO.

FIRST FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	March 31,	December 31,	March 31,
	2014	2013	2013
	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents:
Cash and due from banks	$361,816	$184,611	$227,326
Interest-bearing deposits with banks	4,690	32,632	5,743
Federal funds sold and securities purchased under agreements to resell	246,109	262,218	262,800
Total cash and cash equivalents	612,615	479,461	495,869
Investment securities:
Securities held to maturity (fair value of $11,427, $12,891, and $15,555, respectively)	10,891	12,426	14,598
Securities available for sale, at fair value	793,124	786,791	510,852
Other investments	10,518	13,386	7,805
Total investment securities	814,533	812,603	533,255
Loans held for sale	57,200	30,586	50,449
Loans:
Acquired credit impaired (covered of $263,735, $289,122, and $225,789, respectively; non-covered of $850,028, $926,958 and $667,955, respectively), net of allowance for loan losses	1,113,763	1,216,080	893,744
Acquired non-credit impaired (covered of $8,246, $7,824, and $0, respectively; non-covered of $1,503,955, $1,590,227 and $70,234, respectively)	1,512,201	1,598,051	70,234
Non-acquired	2,979,958	2,865,216	2,604,298
Less allowance for non-acquired loan losses	(34,669)	(34,331)	(41,669)
Loans, net	5,571,253	5,645,016	3,526,607
Goodwill	319,107	319,107	103,292
Premises and equipment, net	187,127	188,114	110,792
Bank owned life insurance	97,314	97,197	43,008
FDIC receivable for loss share agreements	67,984	93,947	124,340
Deferred tax asset	70,923	76,690	31,348
Other real estate owned (covered of $29,003, $27,520, and $34,244, respectively; non-covered of $35,144, $37,398, and $36,446, respectively)	64,147	64,918	70,690
Core deposit and other intangibles	57,568	59,908	24,180
Mortgage servicing rights	20,925	20,729	—
Other assets	50,279	43,222	28,099
Total assets	$7,990,975	$7,931,498	$5,141,929

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$1,581,157	$1,487,798	$995,214
Interest-bearing	5,049,496	5,067,699	3,224,142
Total deposits	6,630,653	6,555,497	4,219,356
Federal funds purchased and securities sold under agreements to repurchase	254,985	211,401	328,701
Other borrowings	100,963	102,060	54,638
Other liabilities	70,211	81,071	25,023
Total liabilities	7,056,812	6,950,029	4,627,718

Shareholders’ equity:
Preferred stock - $.01 par value; authorized 10,000,000 shares; 0, 65,000, and 0 shares issued and outstanding, respectively	—	1	—
Common stock - $2.50 par value; authorized 40,000,000 shares; 24,118,243, 24,104,124, and 17,017,904 shares issued and outstanding, respectively	60,296	60,260	42,545
Surplus	698,079	762,354	329,636
Retained earnings	179,842	168,577	143,573
Accumulated other comprehensive (loss)	(4,054)	(9,723)	(1,543)
Total shareholders’ equity	934,163	981,469	514,211
Total liabilities and shareholders’ equity	$7,990,975	$7,931,498	$5,141,929

FIRST FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Interest income:
Loans, including fees	$81,841	$52,384
Investment securities:
Taxable	3,881	2,161
Tax-exempt	1,156	1,206
Federal funds sold and securities purchased under agreements to resell	460	418
Total interest income	87,338	56,169
Interest expense:
Deposits	2,393	1,559
Federal funds purchased and securities sold under agreements to repurchase	101	136
Other borrowings	1,502	673
Total interest expense	3,996	2,368
Net interest income	83,342	53,801
Provision for loan losses	849	1,060
Net interest income after provision for loan losses	82,493	52,741
Noninterest income:
Service charges on deposit accounts	8,988	5,761
Bankcard services income	7,124	3,893
Mortgage banking income	3,291	3,355
Trust and investment services income	4,543	2,314
Securities gains (losses), net	—	—
Amortization of FDIC indemnification asset	(7,078)	(7,171)
Other	3,811	1,371
Total noninterest income	20,679	9,523
Noninterest expense:
Salaries and employee benefits	39,093	23,252
Information services expense	4,222	3,192
OREO expense and loan related	4,269	3,102
Net occupancy expense	5,590	3,345
Furniture and equipment expense	3,754	2,572
Merger and branding related expense	5,985	1,963
FDIC assessment and other regulatory charges	1,576	1,224
Bankcard expense	2,299	1,164
Amortization of intangibles	2,104	1,034
Professional fees	1,341	691
Advertising and marketing	1,134	842
Other	6,056	4,060
Total noninterest expense	77,423	46,441
Earnings:
Income before provision for income taxes	25,749	15,823
Provision for income taxes	8,832	5,174
Net income	16,917	10,649
Preferred stock dividends	1,073	—
Accretion on preferred stock discount	—	—
Net income available to common shareholders	$15,844	$10,649
Earnings per common share:
Basic	$0.66	$0.63
Diluted	$0.66	$0.63
Dividends per common share	$0.19	$0.18

Weighted-average common shares outstanding:
Basic	23,873	16,787
Diluted	24,116	16,954